Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File Numbers 333-163157 and 333-125987), Form S-3/A (File Number 333-155761) and Form S-3D (File Number 333-161664) of Winthrop Realty Trust and subsidiaries of our report dated March 24, 2008 relating to the financial statements of The Chicago Properties which appears in this Annual Report on Form 10-K.

/s/ Habif, Arogeti & Wynne, LLP (formerly Tauber & Balser, PC)
Atlanta, GA
March 12, 2010